Exhibit 10.78
FORM OF ANNUAL GRANT AGREEMENT
US AIRWAYS GROUP, INC.
2008 EQUITY INCENTIVE PLAN
DIRECTOR VESTED SHARE AWARD AGREEMENT
     Pursuant to the Director Vested Share Award Grant Notice (“Grant Notice”) and this Director Vested Share Award Agreement (“Award Agreement”), US Airways Group, Inc. (the “Company”) grants you a Vested Share Award under its 2008 Equity Incentive Plan (the “Plan”) for the number of vested shares of Company Stock (“Vested Shares”) as indicated in the Grant Notice (collectively, the "Award”). Terms not defined in this Award Agreement but defined in the Plan have the same definitions as in the Plan.
     The details of your Award are as follows:
     1. NUMBER OF VESTED SHARES OF COMPANY STOCK. The number of Vested Shares subject to your Award is stated in the Grant Notice. Each Vested Share represents one (1) share of Company Stock.
     2. VESTING. The Vested Shares are fully vested on the Date of Grant as provided in your Grant Notice,
     3. PAYMENT. This Award was granted in consideration of your services to the Company. You will not be required to make any payment to the Company (other than your past and future services with the Company) with respect to your receipt of the Award or the delivery of the shares of Company Stock.
     4. DELIVERY OF SHARES. The Company will deliver to a broker designated by the Company on your behalf, a number of shares of Company Stock equal to the number of Vested Shares subject to your Award. The Company shall determine the form of delivery of the shares of Company Stock subject to your Award.
     5. SECURITIES LAW COMPLIANCE. Your Award is subject to the provisions of Section 17 of the Plan on continuing securities law compliance.
     6. TRANSFER RESTRICTIONS. Before the shares of Company Stock subject to your Award have been delivered to you, you may not transfer, pledge, sell, or otherwise dispose of the shares. This restriction on transfer will lapse upon delivery to you of shares of Company Stock in respect of your Vested Shares. Your Award is not transferable, except by will or by the laws of descent and distribution.
     7. AWARD NOT A SERVICE CONTRACT. Your Award is not a service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any Related

Company, or on the part of the Company or any Related Company to continue your service. Nothing in your Award shall obligate the Company or its stockholders to continue any relationship that you have as an Outside Director of the Company.
     8. NOTICES. Any notices provided for in your Award or the Plan shall be given in the manner designated by the Company and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.
     9. MISCELLANEOUS.
          (a) The Company’s rights and obligations with respect to your Award shall be transferable by the Company to any one or more persons or entities, and all of your covenants and agreements shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.
          (b) You agree upon request to execute any further documents or instruments necessary or desirable in the Company’s sole determination to carry out the purposes or intent of your Award.
          (c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to accepting your Award, and fully understand all provisions of your Award.
          (d) This Agreement will be subject to all applicable laws, rules, and regulations, and to any required governmental agency or national securities exchange approvals.
          (e) The Company’s obligations under the Plan will be binding on any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the Company’s business and/or assets.
     10. HEADINGS. This Agreement’s Section headings are for convenience only and shall not constitute a part of this Agreement or affect this Agreement’s meaning.
     11. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, then that shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of the Section or part of a Section to the fullest extent possible while remaining lawful and valid.

     12. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may be promulgated and adopted under the Plan. If there is a conflict between the provisions of your Award and those of the Plan, then the provisions of the Plan shall control.